Exhibit 23.4




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement on Form S-3 of MCI WorldCom, Inc. of our report dated February 2, 1999, on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries, appearing in the MCI WorldCom's Current Report on Form 8-K dated April 11, 2000 (filed April 11, 2000), and to the reference to us under the heading "Experts" in the in the Prospectus, which is part of this Registration Statement.



 /s/ Deloitte & Touche LLP
--------------------------

Kansas City, Missouri
April 10, 2000